Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the use in this Form S-8 Registration Statement of CYOP Systems International, Inc. of our report dated March 17, 2006, relating to the financial statements of CYOP Systems International, Inc. as of and for the year ended December 31, 2004 and 2005, which is incorporated by reference into such Form S-8.

De Leon & Company, P.A.
Pembroke Pines, Florida

/s/ De Leon & Company, P.A.
Dated: September 1, 2006

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